                                                                   Exhibit 10.30


                               FIRST AMENDMENT TO
                              EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (this "Amendment"), dated this 11th day of June, 2001, is made and entered into by and between Packard BioScience Company, a Delaware corporation (the "Company"), and Emery G. Olcott (the "Executive").

WHEREAS, the Company and the Executive entered into an employment agreement, dated March 4, 1997 (the "Employment Agreement"); and

WHEREAS, the Company and Executive desire to amend the Employment Agreement to extend the term of the Employment Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual promises contained herein, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Company and Executive hereby amend the Employment Agreement as follows:

1. Section 1 of the Employment Agreement is hereby deleted in its entirety and is hereby replaced with the following:

            1. EMPLOYMENT PERIOD. The Company shall employ the Employee, and the Employee shall serve the Company, on the terms and conditions set forth in this Agreement for the period commencing on the date hereof, and ending on the second anniversary hereof (the "Employment Period"); provided, however, that commencing on the date one year after the date of this Employment Agreement (the "Initial Renewal Date"), and on the first day of each calendar month thereafter (each such date and the Initial Renewal Date shall be hereinafter referred to as a "Renewal Date"), unless previously terminated, the Employment Period shall be automatically extended so as to terminate twenty-five (25) calendar months after such Renewal Date, unless at least sixty days prior to the Renewal Date the Company shall give notice to the Executive that the Employment Period shall not be so extended."

2. The EXHIBIT A attached hereto is hereby added to the Employment Agreement as EXHIBIT A thereto.

3. Section 8(c)(ii) of the Employment Agreement is hereby deleted in its entirety and replaced with the following:

            "(ii) "Competitive Activity" means any competitor identified on EXHIBIT A."

4. Except as specifically amended hereby, the Employment Agreement shall remain in full force and effect.

5. The Company and the Executive acknowledge that this Agreement supersedes any other agreement between them with respect to the subject matter hereof, and that this Amendment shall be incorporated into and shall form an integral part of the Employment Agreement.

6. This Amendment may be executed in several counterparts, each of which shall be deemed an original, and said counterparts shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the Executive has executed this Amendment and, pursuant to the authorization of its Board of Directors, the Company has caused this Amendment to be executed on its behalf, all as of the date first above written.


EXECUTIVE

/s/ Emery G. Olcott
---------------------------------
Emery G. Olcott


PACKARD BIOSCIENCE COMPANY


/s/ Ben D. Kaplan
----------------------------------
Ben D. Kaplan, Chief Financial Officer